Exhibit 99.2

Execution Copy

PUT AND CALL OPTION AGREEMENT

dated as of May 24, 2007

among

TATA TEA (GB) LIMITED

TATA TEA (GB) INVESTMENTS LIMITED

TATA LIMITED

and

THE COCA-COLA COMPANY

PUT AND CALL OPTION AGREEMENT, dated as of May 24, 2007 (this “Agreement”), among Tata Tea (GB) Limited, a company organized under the laws of England and Wales (the “Put Holder”), Tata Tea (GB) Investments Limited, a company organized under the laws of England and Wales and a wholly-owned subsidiary of the Put Holder (“TTGBI”), Tata Limited, a company organized under the laws of England and Wales and a wholly-owned subsidiary of Tata Sons Limited (“TL” and, together with TTGBI and the Put Holder , the “Tata Entities”), and The Coca-Cola Company, a corporation organized under the laws of the State of Delaware (the “Call Holder”).

WHEREAS, the Call Holder, Mustang Acquisition Company, LLP, a wholly-owned subsidiary of the Call Holder (“Merger Sub”), and Energy Brands Inc., a corporation organized under the laws of the State of New York (the “Company”), are parties to that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”; except as otherwise defined herein, terms defined in the Merger Agreement are used herein as therein defined);

WHEREAS, TTGBI, TL and the Call Holder are parties to the certain Voting Agreement, dated as of the date hereof (the “Voting Agreement”), pursuant to which TTGBI and TL have agreed from and after the Effective Time to vote their shares of Common Stock (as defined below) as directed from time to time by the Call Holder and have granted the Call Holder an irrevocable proxy with respect to such shares;

WHEREAS, following the consummation of the Merger, TTGBI will be the record and beneficial owner of a number of shares of common stock (the “Common Stock”) of the Surviving Corporation set forth in Exhibit A hereto (the “TTGBI Shares”);

WHEREAS, following the consummation of the Merger, TL will be the record and beneficial owner of a number of shares of Common Stock set forth in Exhibit A hereto (the “TL Shares”);

WHEREAS, prior to the commencement of the Call Period, it is expected that TL will transfer to TTGBI the TL Shares;

WHEREAS, TTGBI desires to grant the Call Holder the right to call all but not less than all of the Call Shares on the terms and conditions set forth herein; and

WHEREAS, the Call Holder desires to grant the Put Holder the right to put all but not less than all of its shares in TTGBI (the “Put Shares”) to the Call Holder on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01                    Definitions.  Except as otherwise specified or as the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used in this Agreement and shall include the singular as well as the plural:

“Administrative Expense Portion” means $858,000.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control”, “controlled by”, and “under common control with” means the direct or indirect possession of ordinary voting powers to elect a majority of the board of directors or comparable body of a Person.

“Base Purchase Price” means the Per Share Merger Consideration as defined in the Merger Agreement.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in the City of New York, New York or London, England.

“Call Shares” means the TTGBI Shares and, if the TL Shares are transferred to TTGBI pursuant to Section 7.06, the TL Shares.

“Encumbrance” has the meaning set forth in Section 5.02(a).

“Escrow Amount” means (a) the product of (i) the number of Call Shares, (ii) the Base Purchase Price and (iii) 10% minus (b) any Escrow Amount Withholding subtracted from the Call Price or the Put Price pursuant to Section 4.01 or 4.02, as the case may be.

“Escrow Amount Withholding” means the product of (a) 0.40 and (b) the aggregate amount, if any, paid to any Parent Indemnified Party pursuant to Section 8.02 of the Merger Agreement prior to the Call Closing or the Put Closing, as the case may be.

“Governmental Authority” means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Person” means an individual, partnership (whether general or limited), corporation (including a business trust), joint stock company, trust, custodian, nominee, estate, joint venture, association, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“Shares” means the Call Shares and/or the Put Shares, as the case may be or as the context may require.

ARTICLE II
THE CALL OPTION

SECTION 2.01                    Grant of the Call Option.  TTGBI hereby grants to the Call Holder the right, and not the obligation, to purchase all but not less than all of the Call Shares beneficially owned by such holder upon the terms and conditions set forth in this Article II (the “Call Option”).  The Call Option shall be exercisable by the Call Holder during the period starting at 9:00AM New York City time on October 22, 2007 and ending at 5:00PM New York City time on November 21, 2007 (the “Call Exercise Period”).

SECTION 2.02                    Call Option Procedure.  The Call Holder may exercise its Call Option by providing written notice to TTGBI (the “Call Notice”) at any time during the Call Exercise Period (the date of such notice being the “Call Exercise Date”).  The Call Notice shall constitute an irrevocable offer by the Call Holder to exercise its Call Option and to purchase all the Call Shares beneficially owned by TTGBI.  Upon receipt of the Call Notice, TTGBI shall be obligated to sell all the Call Shares pursuant to the terms of this Article II.  The price to be paid for the Call Shares shall be the Call Price as specified in Article IV hereof.

SECTION 2.03                    Call Option Closing.  Completion of the sale and purchase of the Call Shares following the exercise of the Call Option shall take place no later than two Business Days after the Call Exercise Date thereof (the “Call Closing”).  At the Call Closing and upon payment of the Call Price, TTGBI shall deliver to the Call Holder or to one or more assignees or substitute purchasers designated by it, at the principal office of the purchaser, certificates representing all the Call Shares free and clear of all Encumbrances, which certificates shall have affixed thereto stockpowers in proper form for transfer.  The Call Price for the Call Shares shall be payable to TTGBI in cash in U.S. dollars by delivery to TTGBI of the amount thereof by wire transfer of immediately available funds to an account or accounts, as appropriate, designated in writing by TTGBI to the Call Holder not less than two Business Days prior to the Call Closing.

SECTION 2.04                    Withholding.  The Call Price or the Put Price shall be paid net of all required withholding, provided that the Call Holder shall have notified the Tata Entities at least 10 Business Days prior to the commencement of the Call Period of any intention to withhold if the Call Option is exercised and the basis therefor and the Tata Entities shall not have remedied such basis; provided, however, that neither the Call Price nor the Put Price shall be net of withholding under Section 1445 of the Code if, at the time of the Closing of the Merger, the Company delivered to the Call Holder a duly executed certificate that complies with Section 1445 of the Code and the Treasury Regulations promulgated thereunder that the Company is not a U.S. real property holding company as provided in Section 6.2(g) of the Merger Agreement.

ARTICLE III
THE PUT OPTION

SECTION 3.01                    Grant of the Put Option.  The Call Holder hereby grants to the Put Holder the right, and not the obligation, to require the Call Holder to purchase all but not less than all of the Put Shares beneficially owned by such holder upon the terms and conditions set forth in this Article III (the “Put Option”).  The Put Option shall be exercisable by the Put

Holder during the period starting at 9:00AM New York City time on November 11, 2007 and ending at 5:00PM New York City time on December 3, 2007 (the “Put Exercise Period”).  Notwithstanding anything contained herein to the contrary, the Put Option shall not be exercisable (i) at any time that TTGBI is in breach of its obligations under Article II hereof or (ii) in the event the Call Notice is given and the Call Closing is delayed for any reason other than due to the fault of the Call Holder.

SECTION 3.02                    Put Option Procedure.  The Put Holder may exercise its Put Option by providing written notice to the Call Holder (the “Put Notice”) at any time during the Put Exercise Period (the date of such notice being the “Put Exercise Date”).  The Put Notice shall constitute an irrevocable offer by the Put Holder to exercise its Put Option and sell all the shares of TTGBI beneficially owned by the Put Holder.  Upon receipt of the Put Notice, the Call Holder shall be obligated to purchase all the Put Shares pursuant to the terms of this Article II.  The price to be paid for the Put Shares shall be the Put Price as specified in Article IV hereof.

SECTION 3.03                    Put Option Closing.  Completion of the sale and purchase of the Put Shares following the exercise of the Put Option shall take place no later than two Business Days after the Put Exercise Date thereof (the “Put Closing”).  At the Put Closing and upon payment of the Put Price, the Put Holder exercising the Put Option shall deliver to the Call Holder or to one or more assignees or substitute purchasers designated by it, at the principal office of the purchaser, certificates representing all the Put Shares free and clear of all Encumbrances, which certificates shall have affixed thereto stockpowers in proper form for transfer.  The Put Price for the Put Shares shall be payable to the Put Holder exercising the Put Option in cash in U.S. dollars by delivery to the Put Holder of the amount thereof by wire transfer of immediately available funds to an account or accounts, as appropriate, designated in writing by each the Put Holder to the Call Holder not less than two Business Days prior to the Put Closing.  At the Put Closing the Put Holder shall cause all outstanding indebtedness of TTGBI to be repaid.

ARTICLE IV
DETERMINATION OF THE PUT PRICE AND CALL PRICE

SECTION 4.01                    Call Price.  The aggregate price to be paid for the Call Shares pursuant to the Call Option (the “Call Price”) shall equal (a) the product of (i) the Base Purchase Price and (ii) the number of Call Shares, minus (b) the aggregate amount of any dividends paid by the Surviving Corporation on the Call Shares during the period commencing on the Closing of the Merger and ending on the Call Closing, minus (c) the Escrow Amount, minus (d) the Administrative Expense Portion and minus (e) the Escrow Amount Withholding, if any.

SECTION 4.02                    Put Price.  The aggregate price to be paid for the Put Shares pursuant to the Put Option (the “Put Price”) shall equal (a) the product of (i) the Base Purchase Price and (ii) the number of Call Shares, minus (b) the aggregate amount of any dividends paid by the Surviving Corporation on the Call Shares during the period commencing on the Closing of the Merger and ending on the Put Closing to the extent that such dividends are subsequently distributed to any Person other than TTGBI, minus (c) the Escrow Amount, minus (d) the Administrative Expense Portion and minus (e) the Escrow Amount Withholding, if any.

SECTION 4.03                    Escrow.  At any Put Closing or any Call Closing, the Call Holder shall cause to be deposited the Escrow Amount with respect to such Shares at such closing into the Indemnification Account to be managed and paid out by the Indemnification Escrow Agent in accordance with the terms of the Indemnification Escrow Agreement and the Merger Agreement.

SECTION 4.04                    Administrative Expense Portion.  At any Put Closing or any Call Closing, the Call Holder shall cause to be deposited the Administrative Expense Portion with respect to such Shares at such closing with the Stockholder Representative for deposit into a separate account, and to be held in such separate account and used and distributed by the Stockholder Representative in accordance with applicable provisions of the Merger Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE TATA ENTITIES

Each Tata Entity hereby represents and warrants to the Call Holder as follows:

SECTION 5.01                    Organization, Authority and Qualification.  Each Tata Entity is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all necessary power and authority to enter into this Agreement, and to carry out its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by each Tata Entity, the performance by each Tata Entity of its obligations hereunder and the consummation by each Tata Entity of the transactions contemplated hereby have been duly authorized by all requisite action on the part of each Tata Entity.  This Agreement has been duly executed and delivered by each Tata Entity, and (assuming due authorization, execution and delivery by the Call Holder) this Agreement constitutes a legal, valid and binding obligation of each Tata Entity enforceable against each Tata Entity in accordance with its terms.

SECTION 5.02                    Ownership of the Shares.

(a)                                  TTGBI will be at the Effective Time the record and beneficial owner of the TTGBI Shares and will be at the time of the Call Closing the record and beneficial owner of the Call Shares, in each case free and clear of all security interests, pledges, mortgages, liens, charges, encumbrances, adverse claims or restrictions of any kind, including, without limitation, any restrictions on the voting or transfer thereof (the “Encumbrances”).  Upon the sale of the Call Shares to the Call Holder pursuant to this Agreement, the Call Holder will own all the Call Shares purchased free and clear of all Encumbrances.

(b)                                 TL will be at the Effective Time the record and beneficial owner of the TL Shares and, if the TL Shares are not transferred to TTGBI pursuant to Section 7.06, will be at the time of the Call Closing or the Put Closing, as the case may be, the record and beneficial owner of the TL Shares, in each case free and clear of all Encumbrances.  Upon the sale of the TL Shares to the Call Holder pursuant to this Agreement, the Call Holder will own all the TL Shares purchased free and clear of all Encumbrances.

(c)                                  The Put Holder is and will be at the time of the Put Closing the record and beneficial owner of the Put Shares, and at the Effective Time the Put Shares will be free and clear of all Encumbrances.  The Put Shares constitute all of the issued and outstanding capital stock of TTGBI, and there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Put Shares or obligating the Put Holder to issue or sell any Put Shares, or any other interest in, TTGBI.  Upon the sale of the Put Shares to the Call Holder pursuant to this Agreement, the Call Holder will own all the Put Shares purchased free and clear of all Encumbrances.

SECTION 5.03                    No Conflict.  The execution, delivery and performance of this Agreement by each Tata Entity at the time of the Put Closing or the Call Closing, as the case may be, do not and will not (a) violate, conflict with or result in the breach of any of the organizational documents of either Tata Entity, (b) conflict with or violate any law, rule or regulation or Governmental Order applicable to either Tata Entity or any of the assets, properties or businesses of either Tata Entity, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares or on any of the assets or properties of, or result in the creation of any rights with respect to the securities of, either Tata Entity pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which either Tata Entity is a party or by which any of the Shares or any of such assets or properties is bound or affected.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE CALL HOLDER

The Call Holder hereby represents and warrants to the Put Holder as follows:

SECTION 6.01                    Organization, Authority and Qualification.  The Call Holder is duly organized, validly existing and in good standing under the laws of Delaware and has all necessary power and authority to enter into this Agreement, and to carry out its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by the Call Holder, the performance by the Call Holder of its obligations hereunder and the consummation by the Call Holder of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Call Holder.  This Agreement has been duly executed and delivered by the Call Holder, and (assuming due authorization, execution and delivery by each Tata Entity) this Agreement constitutes a legal, valid and binding obligation of the Call Holder enforceable against the Call Holder in accordance with its terms.

SECTION 6.02                    No Conflict.  The execution, delivery and performance of this Agreement by the Call Holder do not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation of the Call Holder, (b) conflict with or violate any law, rule or regulation or Governmental Order applicable to the Call Holder or any of its assets, properties or businesses, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares or on any of the assets or properties of, or result in the creation of any rights with respect to the securities of, the Call Holder pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Call Holder is a party or by which the Call Holder or any of such assets or properties is bound or affected.

SECTION 6.03                    Financing.  The Call Holder has and will have available at the Put Closing or the Call Closing, as the case may be, all of the funds required to perform its obligations under this Agreement.

ARTICLE VII
COVENANTS AND ADDITIONAL AGREEMENTS

SECTION 7.01                    No Transfer or Encumbrance.  (a)  Except as contemplated hereby or the Voting Agreement, from and after the Effective Time the Tata Entities shall not transfer, sell, assign, option, pledge, hypothecate or otherwise directly, indirectly or by operation of Law or otherwise (including without limitation by merger or sale of equity in any direct or indirect holding company), dispose of or subject to any Encumbrance any of the Call Shares or the Put Shares. Notwithstanding anything herein to the contrary but subject to the terms of the Voting Agreement, TTGBI shall retain its full rights as a shareholder of the Surviving Corporation for all purposes unless and until the purchase of the Call Shares or the Put Shares, as the case may be.

SECTION 7.02                    Release of Liens.  On or prior to the Effective Time, the Tata Entities shall take all action necessary to release all outstanding Encumbrances on the shares of common stock of the Company owned by TTGBI or the Put Shares, as the case may be.  Once all of the outstanding Encumbrances on the shares of common stock of the Company owned by TTGBI and the Put Shares are ready to be released, the Tata Entities will notify the Call Holder that such shares are ready to be released (including any conditions to be satisfied as of the Effective Time).

SECTION 7.03                    Merger.  The Call Holder agrees not to, and agrees to cause the Surviving Corporation not to, enter into any agreement effecting any issuance of shares or other rights in respect of capital stock of the Surviving Corporation, merger, recapitalization, stock split, business combination or other transaction such that the shares of Common Stock would be exchanged for consideration or TTGBI’s interest in the Surviving Corporation would cease to be a “substantial shareholding” as defined in paragraph 8 Schedule 7AC UK Taxation of Chargeable Gains Act 1992.

SECTION 7.04                    No Inconsistent Tax Position.  The Tata Entities agree for United States federal income tax purposes that they will not take any filing position that is inconsistent with any position taken by the Call Holder.  The Call Holder agrees for United Kingdom tax purposes that it will not take any filing position that is inconsistent with any position taken by any Tata Entity.

SECTION 7.05                    Tax Election.  TTGBI and the Put Holder shall use best efforts to cause TTGBI to (i) continue to have only one shareholder at all times from the date of this Agreement through the earlier of the Call Exercise Date or the Put Exercise Date and (ii) be treated as disregarded as a separate entity for United States federal income tax purposes effective from the date of this Agreement through the earlier to occur of the Call Closing or the Put Closing.  In furtherance of the foregoing, within ten days following the date of this Agreement, TTGBI shall apply for a United States employer identification number by filing United States Internal Revenue Service Form SS-4, in a manner reasonably satisfactory to the Call Holder.  Within ten days following receipt of notification from the United States Internal Revenue Service of such United States employer identification number, TTGBI shall file United States Internal Revenue Service Form 8832, in a manner reasonably satisfactory to the Call Holder, electing for TTGBI to be disregarded as a separate entity for United States federal income tax purposes effective as of the date of this Agreement.  TTGBI, the Put Holder, TL and Tata Sons Limited shall consult and cooperate with the Call Holder in connection with such filings and any further filings or other communications with the United States Internal Revenue Service related thereto, including (without limitation), allowing the Call Holder an opportunity to comment on any filings or other written correspondence prior to submission to the United States Internal Revenue Service, promptly providing the Call Holder with copies of any written or electronic correspondence to or from the United States Internal Revenue Service and informing the Call Holder of the details of any oral communications.

SECTION 7.06                    Transfer of TL Shares.  TL shall, prior to the commencement of the Call Period, transfer to TTGBI all and not less than all of the TL Shares; provided, however, if TL does not transfer to TTGBI all and not less than all of the TL Shares, the Call Holder shall have the right mutatis mutandis to call such shares in accordance with Article II and TL shall have the right mutatis mutandis to put such shares in accordance with Article III.

SECTION 7.07                    Extension.  If all the conditions to the Merger have been satisfied or (to the extent permitted by applicable Law) waived and the Call Holder is ready, willing and able to effect the Merger but not all of the outstanding Encumbrances on the shares of common stock of the Company owned by TTGBI or the Put Shares, as the case may be, are ready to be released, the Call Holder will delay the Closing for a period not to exceed five Business Days from the date the Tata Entities receive a notice (by facsimile transmission) to such effect, including an affirmative statement that the parties to the Merger Agreement are ready, willing and able to effect the Merger.

ARTICLE VIII
TERMINATION

SECTION 8.01                    Termination.

(a)                                  This Agreement may be terminated:

(i)                                     By the written consent of each of the parties hereto;

(ii)                                  By any of the parties hereto if the Merger Agreement has been terminated in accordance with its terms prior to the Closing thereunder; or

(iii)                               By the Call Holder if all outstanding Encumbrances on the shares of common stock of the Company owned by TTGBI or the Put Shares, as the case may be, have not been released on or prior to the date that is five Business Days after the date all the conditions to the Merger have been satisfied or (to the extent permitted by applicable Law) waived; provided, however, that such five Business Day period shall not commence until the date the Tata Entities receive a notice (by facsimile transmission) to such effect, including an affirmative statement that the parties to the Merger Agreement are ready, willing and able to effect the Merger.

This Agreement shall automatically terminate upon the expiration of the Put Exercise Period if neither the Put Option nor the Call Option has been exercised.

ARTICLE IX
MISCELLANEOUS

SECTION 9.01                    Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

SECTION 9.02                    Regulatory and Other Authorizations; Notices and Consents.  Each of the parties hereto agree to use its reasonable best efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary for the execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the other parties hereto in promptly seeking to obtain all such authorizations, consents, orders and approvals.

SECTION 9.03                    Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

SECTION 9.04                    Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

SECTION 9.05                    Amendment; Waiver.

(a)                                  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)                                 No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 9.06                    Governing Law; Waiver of Jury Trial.

(a)                                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State.  All claims, actions, suits, or proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court does not have jurisdiction over such claim, action, suit, or proceeding, such claim, action, suit, or proceeding shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York.  Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any claim, action, suit or proceeding arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such claim, action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution, that the claim, action, suit or proceeding is brought in an inconvenient forum, that the venue of the claim, action, suit or proceeding is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above named courts.

(b)                                 Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement.  Each of the parties hereto hereby (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.06.

SECTION 9.07                    Expenses.  All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

SECTION 9.08                    Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.08):

(a)                                  if to a Tata Entity:

The Tetley Group Limited

325 Oldfield Lane North

Greenford, Middlesex

UB6 OAZ, United Kingdom

Attention: Daniel Barlow

Fax: +44 208 575 2508

with copies to:

The Tetley Group Limited

325 Oldfield Lane North

Greenford, Middlesex

UB6 OAZ, United Kingdom

Attention:  L. Krishna Kumar

Fax: +44 208 338 4414

and

Shearman & Sterling

599 Lexington Avenue

New York, New York 10022

Attention: Stephen M. Besen

Fax: 212-848-7179

(b)                                 if to the Call Holder:

The Coca-Cola Company

One Coca-Cola Plaza

Atlanta, Georgia 30313

Attention: Chief Financial Officer

Fax: 404-676-8621

with copies to:

The Coca-Cola Company

One Coca-Cola Plaza

Atlanta, Georgia 30313

Attention: General Counsel

Fax: 404-515-2546

and

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6522

Attention: Martha E. McGarry

 Sean C. Doyle

Fax:  (212) 735-2000

SECTION 9.09                    Public Announcements.  No party to this Agreement shall make, or cause to be made, any written press release or written public announcement in respect of this Agreement or the transactions contemplated hereby with any news media without the prior consultation of the other party, and the parties shall provide each other the opportunity to review and comment upon, any written press release or other written public statements with respect to the transaction and shall not issue any such press release or make any such public statement prior to such consultation.

SECTION 9.10                    Headings.  The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.11                    Assignment.  Neither this Agreement, nor any right, obligation or interest hereunder may be assigned or otherwise transferred or disposed of, whether by operation of law, security or otherwise, without, in the case of an assignment by the Call Holder, the written consent of the Tata Entities (which consent may be granted or withheld in the sole discretion of the Tata Entities), and in the case of an assignment by a Tata Entity (except pursuant to Section 7.01), the written consent of the Call Holder (which consent may be granted or withheld in the sole discretion of the Call Holder); provided, however, that the Put Holder may assign its rights under this Agreement to an Affiliate of such Holder (it being agreed that no such assignment shall relieve the assignor from any of its obligations under this Agreement); provided, further that the Tata Entities may assign this Agreement and any of their rights and interests hereunder by way of security.  The Call Holder acknowledges that upon any such assignment, the holders of such security may, under certain circumstances, have the ability to enforce the rights of the Tata Entities under this Agreement.

SECTION 9.12                    No Third Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 9.13                    Time of Essence.  Time shall be of the essence in performing any party’s obligations hereunder.

SECTION 9.14                    Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

TATA TEA (GB) INVESTMENTS LIMITED
By:	/s/ A. R. Gandhi
Name: A. R. Gandhi
Title: Director

TATA TEA (GB) LIMITED

By:	/s/ R. K. Krishna Kumar
Name: R. K. Krishna Kumar
Title: Director

TATA LIMITED

By:	/s/ F. K. Kavarana
Name: F. K. Kavarana
Title: Director

THE COCA-COLA COMPANY

By:	/s/ Muhtar Kent
	Name:	Muhtar Kent
	Title:	President and Chief Operating Officer

Put and Call Option Agreement Signature Page

EXHIBIT A

SCHEDULE OF SHARES

Holder	Total Shares

Tata Tea (GB) Investments Limited	3,269,258
Tata Limited	653,851